
<ARTICLE>           5
<LEGEND>
This schedule contains summary financial information extracted from the Company's consolidated balance sheet as of June 30, 1996 and the related condensed consolidated statements of cash flows and condensed consolidated statements of income for the six
months ended June 30, 1996 and is qualified in its entirety by reference to such financial statements.  Dollars are in thousands except per share amounts.
</LEGEND>
<MULTIPLIER>        1,000

<PERIOD-TYPE>       6-MOS
<FISCAL-YEAR-END>                  DEC-31-1996
<PERIOD-END>                       JUN-30-1996
<CASH>                                     342
<SECURITIES>                                 0
<RECEIVABLES>                           12,829
<ALLOWANCES>                               171
<INVENTORY>                                  0
<CURRENT-ASSETS>                        15,244
<PP&E>                                   5,286
<DEPRECIATION>                               0
<TOTAL-ASSETS>                          31,586
<CURRENT-LIABILITIES>                    9,666
<BONDS>                                  4,931
<PREFERRED-MANDATORY>                        0
<PREFERRED>                                  0
<COMMON>                                    42
<OTHER-SE>                              15,693
<TOTAL-LIABILITY-AND-EQUITY>            31,586
<SALES>                                      0
<TOTAL-REVENUES>                        23,261
<CGS>                                   13,799
<TOTAL-COSTS>                           13,799
<OTHER-EXPENSES>                         7,110
<LOSS-PROVISION>                             0
<INTEREST-EXPENSE>                         343
<INCOME-PRETAX>                          2,009
<INCOME-TAX>                               904
<INCOME-CONTINUING>                      1,105
<DISCONTINUED>                               0
<EXTRAORDINARY>                              0
<CHANGES>                                    0
<NET-INCOME>                             1,105
<EPS-PRIMARY>                             0.26
<EPS-DILUTED>                             0.25

